Exhibit 10.10

SECOND AMENDMENT TO

AGREEMENT TO USE RECYCLED WATER

WHEREAS, LAGUNA COUNTY SANITATION DISTRICT, a county sanitation district, “DISTRICT”, and SANTA MARIA PACIFIC, a limited liability corporation, “USER”, entered into an agreement dated August 22, 2005 to use recycled water, “Agreement” for industrial and agricultural purposes.

WHEREAS, the undersigned, LAGUNA COUNTY SANITATION DISTRICT and SANTA MARIA PACIFIC, LLC do hereby agree to amend the above-referenced agreement to use recycled water, effective as of the last date written below.

1.	RECITAL E is amended to read:

USER occupies certain real property in the County of Santa Barbara on the following oil leases, including but not limited to Assessor’s Parcel Nos:

Lease	APNs

Casmalia	113-190-005, 113-220-008, 113-220-009, 113-220-010, 113-230-001, and 113-230-007

Escolle	113-280-009 and 101-020-069

Orcutt	101-020-074, 101-080-082, 101-080-083, 101-080-084, 101-080-085, 101-080-086, 101-080-087, 101-080-088, 101-080-092, 101-080-093, 101-080-094, 101-080-095, and 101-080-096

As shown in Exhibit A (including any additions or subtractions thereto pursuant to Section 2C as amended by Amendment No. 1).

2.	Paragraph 1, TERM, is amended to read:

The term of this agreement commences on the first date first written above and terminates on December 31, 2035, unless terminated earlier under the conditions of Section 15 of this Agreement. This agreement may be extended for in additional five (5) year increments at the option of the DISTRICT.

3.	Paragraph 3.B, DELIVERY OF RECYCLED WATER, is amended to read:

DISTRICT shall supply recycled water to USER’s Casmalia lease from DISTRICT’S storage facilities and or DISTRICT’S outfall pipeline. USER estimated initial annual demand is approximately 300 million gallons. Supply may increase as DISTRICT’S plant flow and production increases. Any such increases in recycled water supply will be offered to USER on a first right of refusal basis prior to distribution to other users. USER intends to initially pump recycled water at an average rate of 500 gallons per minute (gpm).

Pursuant to Paragraph 2.C, USER wishes to expand Project Area to include recycled water delivery to its Escolle and Orcutt leases. Exhibits A and B, hereby incorporated by reference, are further amended to include these new use sites in the Project Area.

Delivery of recycled water to these new use sites requires the extension of existing DITSRICT distribution pipeline systems and onsite private pipeline systems. The portion of the distribution system originating from the terminus of DISTRICT’s existing distribution pipeline and extending to the Project Areas will be known as DISTRICT’s portion. All distribution system improvements located onsite of the Project Areas will be known as USER’S portion. USER is willing, at their cost, to finance the design and construction of the extension of the DISTRICT’s portion of the distribution system extension given the following provisions:

A.	The DISTRICT’s portion will be owned and maintained by DISTRICT and will be designed to deliver recycled water at a rate of 2,000 gpm.

B.	DISTRICT will act as the “Lead Agency” and “Applicant” for all local, state, and federal permits required to construct and operate the DISTRICT’s portion of the distribution system extension.

C.	USER will place on deposit with DISTRICT, funds to pay for costs associated with environmental review, and permitting. Deposited funds will be held in the Public Works Department trust fund and must contain a balance sufficient to cover the cost of all contracts or payment of fees. DISTRICT must approve the route, alignment and design of the DISTRICT’s portion of the distribution system extension.

D.	USER will contract with one, or more, licensed and bonded contractors in the State of California to construct the recycled water distribution extension. Construction must meet DISTRICT standards and upon passing final inspection and testing, the DISTRICT’s portion of the recycled water system extension will be accepted by DISTRICT for ownership and maintenance.

E.	DISTRICT and USER understand that the preferred route may extend across private property. DISTRICT will consider, but is not obligated to exercise its power of condemnation, if requested by USER, to acquire easements or rights-of-way needed for the construction and operation of the DISTRICT’s portion of the recycled water distribution system extension. USER will deposit in the Public Works Department trust fund all funds necessary for DISTRICT to acquire any easements or rights-of-way.

F.	DISTRICT will protect the section of DISTRICT’s portion of the recycled water distribution system extension from the junction of State Highway 135 and State Highway 1 and terminate at the Orcutt terminus for the exclusive use of the USER. This section will be known as the “Protected Main” (see Exhibit D). The DISTRICT will only allow a third party to connect to the Protected Main after USER, at USER’s sole discretion, has concluded that the third party demand will not compromise USER’s recycled water requirements; and after an agreement is reached between USER and a third party.

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The portion of the recycled water system extension not designated as the Protected Main will be considered as part of the DISTRICT’s recycled water distribution system, and subject to all provisions of this agreement.

G.	USER and DISTRICT agree that time is of the essence, and both parties agree to use their best efforts and good faith to minimize the costs of the administration, design and construction of the DISTRICT’s portion of the recycled water distribution extension. At project completion, any unused monies deposited, including interest earned, remaining in the Public Works Department trust fund shall be returned to USER.

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All the terms, covenants, conditions, provisions and agreements of said Agreement, as amended, shall remain in full force and effect.

DISTRICT:		USER:

COUNTY OF SANTA BARBARA LAGUNA COUNTY SANITATION DISTRICT:		SANTA MARIA PACIFIC, L.L.C.

By:	/s/ [Authorized Signatory]	By:	/s/ David Pratt
	Chair, Board of Directors		David L. Pratt, President

Date:	3/3/09	Date:	2/10/09

ATTEST: MICHAEL F, BROWN CLERK OF THE BOARD

By:	/s/ [Authorized Signatory]
Deputy

APPROVED AS TO FORM: DENNIS A. MARSHALL COUNTY COUNSEL

By:	/s/ [Authorized Signatory]
Deputy County Counsel

APPROVED AS TO ACCOUNTING FORM ROBERT W. GEIS, CPA AUDITOR-CONTROLLER

By:	/s/ [Authorized Signatory]
Deputy

APPROVED AS TO FORM RAY AROMATORIO RISK PROGRAM ADMINISTRATOR

By:	/s/ Ray Aromatorio
Risk Manager

STATE OF CALIFORNIA	)
COUNTY OF SANTA BARBARA	)
SANTA MARIA PACIFIC, L.L.C.	)

On February 10, 2009, before me, Honey Hoe, a Notary Public, personally appeared David L. Pratt, who proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity on behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the state of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Honey Hoe
Notary’s signature

[SEAL]

EXHIBIT A

PHYSICAL PROPERTIES USING RECYCLED WATER

EXHIBIT B

PROJECT AREA USE

USER’s projected Project Uses as described in RECITAL F, is estimated to be as follows:

Site	Use	Initial/build-out use
Casmalia	Enhanced oil recovery/Cattle grazing	126,000 gpd/1.6 mgd
Escolle	Enhanced oil recovery	126,000 gpd/1.44 mgd
Orcutt	Enhanced oil recovery	126,000 gpd/1.44 mgd

EXHIBIT D

Santa Maria Public Airport
Waller Park
Drake Dr
Winter Rd
Lakeview Rd
Black Rd
Dutard Rd
Dutard St
Alt. #2
W Foster Rd
Pioneer Park
E Foster Rd
Union Valley Pkwy
Woodmere Rd
US-101 S
101
El Camino Real
135
1
Solomon Rd
S Blosser Rd
California Blvd
Orcutt Expy
Orcutt Rd
Alt. #1
Cabrillo Hwy
Clark Ave
Orcutt
Union Ave
E Clark Ave
Oak Knolls
Cherry Ave
Harmony Ln
Crescent Ave
E Rice Ranch Rd
S Bradley Rd
Via Alta
Stillwell Rd
Graciosa Rd
Alternative Routes
(Unprotected Main)
Protected Main
Routes are schematic only
and subject to change
North
Not to Scale

Protected Main Exhibit